INVESTMENT MANAGERS SERIES TRUST II

POWER OF ATTORNEY

KNOWN ALL BY THESE PRESENT, that the person(s) whose signature appears below constitutes and appoints each of the following individually:

Joy Ausili

Rita Dam

Diane Drake

to act as attorney-in-fact and agent, with power of substitution and resubstitution, for the undersigned in any and all capacities to execute any and all documents relating to the Investment Managers Series Trust, including but not limited to registration statements, amendments to registration statements, proxy solicitation materials, registration statement on Form N-14, applications and amendments to applications, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and conforming all that said attorney-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

By signing this Power of Attorney, I hereby revoke and rescind any earlier Power of Attorney signed by me in connection with my role as a Trustee of the Trust.

Effective Date

July 18, 2019

/s/ Larry Tashjian
Larry Tashjian, Trustee

/s/ Kathy Shkuda
Kathy Shkuda, Trustee

/s/ Thomas Knipper
Thomas Knipper, Trustee

/s/ John P. Zader
John P. Zader, Trustee

/s/ Eric M. Banhazl
Eric M. Banhazl, Trustee

/s/ Terrance P. Gallagher
Terrance P. Gallagher, Trustee

INVESTMENT MANAGERS SERIES TRUST II

POWER OF ATTORNEY

AXS Alternative Growth Fund	AXS Multi-Strategy Alternatives Fund
AXS Aspect Core Diversified Strategy Fund	AXS Managed Futures Strategy Fund
AXS Chesapeake Strategy Fund
AXS IPM Systematic Macro Fund